CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended March 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 25, 2018

Appendix A

Fund Name	Date of Most Recent Audited Report

Columbia Adaptive Retirement 2020 Fund

Columbia Adaptive Retirement 2030 Fund

Columbia Adaptive Retirement 2040 Fund

Columbia Adaptive Retirement 2050 Fund

Columbia Adaptive Retirement 2060 Fund

Columbia Pacific/Asia Fund

Columbia Select Large Cap Growth Fund

Columbia Solutions Aggressive Portfolio

Columbia Solutions Conservative Portfolio

Multi-Manager Growth Strategies Fund

5/22/2018 5/22/2018 5/22/2018 5/22/2018 5/22/2018 5/22/2018 5/22/2018 5/22/2018 5/22/2018 5/22/2018

2